Exhibit 99.1

Sterling Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243

News Release	T 845.369.8040
F 845.369.8255

http://www.sterlingbancorp.com

FOR IMMEDIATE RELEASE

February 11, 2015

STERLING BANCORP CONTACT:

Luis Massiani, SEVP & Chief Financial Officer

845.369.8040

STERLING BANCORP ANNOUNCES CLOSING OF PUBLIC OFFERING OF COMMON

STOCK, INCLUDING FULL EXERCISE OF UNDERWRITERS OPTION

MONTEBELLO, NY – February 11, 2015 – Sterling Bancorp (NYSE: STL) (the “Company” or “Sterling”), the parent company of Sterling National Bank, today reported the closing of its previously announced public offering of 6.9 million shares of common stock, including 900,000 shares of common stock issued upon the exercise in full by the underwriters of their option, at a public offering price of $13.00 per share for gross proceeds of approximately $89.7 million and net proceeds, after underwriting discounts and commissions and estimated offering expenses, of approximately $84.8 million.

The Company intends to use the proceeds from this offering for general corporate purposes including financing of possible acquisitions of specialty commercial lending and related businesses.

Jefferies LLC, Keefe, Bruyette & Woods, A Stifel Company, and RBC Capital Markets, LLC are the joint book-running managers for the offering.

The shares were offered by Sterling pursuant to a registration statement that was previously declared effective by the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying base prospectus related to the offering may be obtained from the offices of Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, Toll Free: 877-547-6340, Email: Prospectus_Department@Jefferies.com; Keefe, Bruyette & Woods, Inc., Attn: Capital Markets, 787 Seventh Avenue, Fourth Floor, New York, NY 10019, Toll Free: 1-800-966-1559; and RBC Capital Markets, LLC, Attn: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, Telephone: 212-428-6670, Email: equityprospectus@rbccm.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities will be made only by means of the above-described prospectus supplement and accompanying base prospectus.

About Sterling Bancorp

Sterling Bancorp, of which the principal subsidiary is Sterling National Bank, specializes in the delivery of service and solutions to business owners, their families, and consumers within the communities we serve through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services.

Forward-Looking Statements

This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. In addition to factors previously disclosed in reports filed with the Securities and Exchange Commission, the following factors, among others, could cause our actual results to differ materially from those contemplated by such forward-looking statements: changes in general market, economic, regulatory or industry conditions; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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